EXHIBIT 23.01

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-     ), pertaining to the Martek Biosciences Corporation 2002 Stock Incentive Plan, of our report dated December 10, 2002 except for Note 16, as to which the date is December 20, 2002, with respect to the consolidated financial statements of Martek Biosciences Corporation included in its Annual Report (Form 10-K) for the year ended October 31, 2002 filed with the Securities and Exchange Commission.

May 19, 2003

/s/ Ernst & Young LLP